                               Filed Pursuant to Rule 424(b)(3)
                               Relating to Registration Statement No. 333-10125


                            CREDIT DEPOT CORPORATION
                       SUPPLEMENT DATED JANUARY 28, 1998
                      TO PROSPECTUS DATED AUGUST 14, 1996


         This Supplement should be read in conjunction with the Prospectus dated August 14, 1996 contained in Registration Statement No. 333-10125 of Credit Depot Corporation, including the exhibits thereto.

ONE-FOR-FIVE REVERSE STOCK SPLIT

         As a result of a one-for-five reverse stock split of the Company's Common Stock effected October 29, 1997, the number of shares being offered by each Selling Stockholder has been reduced by a factor of five. Accordingly, the number of shares of Common Stock eligible for resale by each Selling Stockholder pursuant to the Prospectus, as set forth under the column entitled "Number of Shares Being Offered" under the heading Selling Securityholders, is hereby amended and restated as follows:

Name                               Number of Shares
and Address                        Being Offered

Josephthal, Lyon & Ross
200 Park Avenue
New York, NY 10166                        98,560

EASTA. Inc.
c/o Thomas D. Wright
Weil, Gottshall & Manges
767 Fifth Avenue
New York, NY  10153                       20,000

Somerset Capital Partners
c/o Thomas D. Wright
Weil, Gottshall & Manges
767 Fifth Avenue
New York, NY  10153                       20,000


Greenwich Capital Financial
 Products, Inc.
600 Steamboat Road
Greenwich, CT 06830                       60,000

Neil Rand
11024 North 28th Drive
Suite 200
Phoenix, AZ 85029                         8,000

Averell Satloff
30 River Road
Apartment 12L
New York, NY 10044-1120                   7,000

The Robinson-Humphrey
  Company, Inc.
3333 Peachtree Road, N.E.
Atlanta, GA 30329                         18,500

John Kehoe
Kehoe, White, Savage & Co.
685 Fifth Avenue
New York, NY 10022                        20,000

Van Negris
Kehoe, White, Savage & Co.
685 Fifth Avenue
New York, NY 10022                        10,000

NewSouth Special Equities, L.P.
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                   100,000

Midland Financial Group, Inc.
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                    16,000

James A. Haslam, III
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                     8,000

D. Stephen Morrow
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                     8,000

Charles K. Slatery
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                     8,000

Kenneth Slutsky
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                     8,000

NFC Corporation
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                    8,000

Kyler Investments, L.P.-1994
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                    4,000

Kyler Investments 85-1, L.P.
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                    8,000

NewSouth Capital Mgmt.
  Profit Sharing Plan
c/o NewSouth Equities
1000 Ridgeway Loop Road
Memphis, TN 38120-4023                    8,000

Neal M. Allen
P.O. Box 71974
Marietta, GA 30007                        8,000

Donald Sallee
900 S. Powers Court
Atlanta, GA 30327                         8,000

Wendell Starke
1315 Peachtree St, N.E.
Suite 500
Atlanta, GA 30309                        16,000

Cidronela Real
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        8,000

Jackt Holdings Corp.
c/o Promena AG
Rheinstrasse 81
CH-4133 Pratteln 1
Switzerland                              40,000

VPM Verwaltungs AG
Therwilerstr. 10
CH-4103 Bottmingen
Switzerland                             215,208





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



Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                         2,244

J. Michael Reisert, Inc.(1)
2455 East Sunrise Boulevard
#609
Fort Lauderdale, FL 33304                 14,376

Irene Penix
10 River Road, 3L
Roosevelt Island, NY 10044                 2,400

Marvin Bolt
10 River Road, 3L
Roosevelt Island, NY 10044                 2,240

Ranier Heubach
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                       110,250

Kingsley & Company
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        78,750

Muico & Company
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        63,000

Von Graffenried Privatbank
Marktgass-Passage 3
Postface 3000 Bern 7
Switzerland                               63,000

Baii Asset Management, Ltd.
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        31,500

Dr. Uwe Thieme
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        31,500

George Unbehaun
Reinberger Felbermaier &Partner
Bahnhofplatz 5
D-89073 Ulm
Germany                                   31,500

Thieme Fonds
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        26,250

Dip. Ing. Roland Agne
Informationsbuero-Thieme
c/o Ingo Soriano-Eupen
Friesenplatz 5
D-50672 Cologne
Germany                                   37,000

Sydney Investments Corp.
  Ltd., Panama
Calle 53
Urbanizacion Obarrio
Torre Swiss Bank, Piso 16
Panama, Republic of Panama                21,000

Aeur Von Welsbach
  Aktiengesellschaft
Schaanerstr. 13
FL-9490 Vaduz
Germany                                   15,750

Alfredo Ambrosetti
c/o Thieme Consulting
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        10,500

Dipl. Ing. Friedel Kellermann
Informationsbuero-Thieme
c/o Ingo Soriano-Eupen
Friesenplatz 5
D-50672 Cologne
Germany                                   10,500

Dipl. Ing. Friedrich Forstbach
c/o Ingo Soriano-Eupen
Friesenplatz 5
D-50672 Cologne
Germany                                   10,500






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



Dr. Argil J. Wheelock
fbo Associated Urologists of
  Chattanooga Deferred PSP
1000 Scenic Highway
Lookout Mountain, TN 37350                10,500

Dr. Dieter Quast
Informationsbuero-Thieme
c/o Ingo Soriano-Eupen
Friesenplatz 5
D-50672 Cologne
Germany                                   90,500

Franz Sveceny
Jorgerstr. 14
1180 Vienna
Austria  10,500

Maria Conte
c/o Thieme Consultants
1370 Avenue of the Americas
31st Floor
New York, NY 10019                        10,500

Michael Stern
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                           139

Mark Levine
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                           139

Michael Brunone
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                           277

Richard Oh
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                           400

Vincent Palmieri
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                        440

Richard Groberg
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                        440

Thai Thai
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                        611

Thomas Wagner
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                      1,822

Joseph D'Amedeo
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                      3,488

Karl Reeves
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                      3,750

Robert Taglich
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                     22,407

Michael Taglich
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY 10005                     22,408

Arkansas Teachers Retirement
  System
c/o KCM
10829 Olive Boulevard
St. Louis, MO 63141-7739                   80,000

Michigan Municipal Employee
  Retirement System
c/o KCM
10829 Olive Boulevard
St. Louis, MO 63141-7739                  160,000

Lancer Partners, LP
237 Park Avenue
New York, NY 10017                        132,000

Lancer Offshore, Inc.
c/o CITCO
Kaya Flamboyan 9
Curaco
Netherlands Antilles                       28,000

Dietrich Frhr. V.D. Recke
An der Trift 17
D-31515 Steinhude
Germany                                    24,000

Herrn Dr. Lutz Wolfram
Vieringhausen 51
D-42857 Remscheid
Germany                                     8,000

Thomas M. Flynn
471 E. Broad Street
#1200
Columbus, OH 43215                          4,000

John & Elizabeth Barrott
8525 St. Ives Place
Cincinnati, OH 45255                        4,000

O. Bierne Chisolm
21 Stepping Stone Lane
Greenwich, CT 06830                         8,000

Barbara B. Chisolm
21 Stepping Stone Lane
Greenwich, CT 06830                         8,000

O. Bierne & Barbara B. Chisolm
21 Stepping Stone Lane
Greenwich, CT 06830                         4,000

Richard P. McKibben, Trustee
Martha McKibben, Trustee
1167 W. Samalayuca
Tucson, AZ 85704                          8,000

Larson Family Trustee
Miles & Joan Larson, Trustee
115-44th Street
Newport Beach, CA 92663                   4,000

John DeBello
50 Columbus Avenue, #516
Tuckahoe, NY 10707                        2,000

James E. Foy
CFH Laboratories
114 American Road
Morris Plains, NJ 07950                   4,000

Celia R. Klein
215 Beaumont Street
Brooklyn, NY 11235-4120                   4,000

Jaya Petschek
87 Sheldrake Road
Scarsdale, NY 10583                       2,000

Thea C. Petschek, Trustee
Jay Petschek, Trustee
87 Sheldrake Road
Scarsdale, NY 10583                       6,000

Kadri T. Zale
53 First Street
W. Keansburg, NJ 07734                    2,800

Russell & Jeannine Kuhn
9366 Fox Run Way
Elk Grove, CA 95758                       2,000

Robert Sanville
1514 Old York Road
Abington, PA 19001                        2,000

Hui Qun Zhou
61-03 60th Drive
Maspeth, NY 11378                         2,000

Robert Riccio
78 Chelsea Road
Garden City, NY 11530                     2,400

John C. Clifforn
5305 S. Van Marter Court
Spokane, WA 99206                        24,000

Ching-Chang & Debra Dhang
2023 Jericho Turnpike
East Northport, NY 11731                  4,000

Howard Hall, Sr.
c/o Howard Hall, Jr.
3539 Mary Taylor Road
Birmingham, AL 35235                      8,000

Howard Hall, Jr.
3539 Mary Taylor Road
Birmingham, AL 35235                      4,000

Shelby Springs Stock Farm
c/o Howard Hall, Mr.
3539 Mary Taylor Road
Birmingham, AL 35235                      4,000

Donald B. & Jacqueline M.
  McCulloch
820 Oakmere Place
North Muskegon, MI 49445                  1,200

Jeffrey L. & Barbara A. Sadar
6640 Ridgebury Boulevard
Mayfield Heights, OH 44124                2,000

Richard Kraemer
837 Appleridge Road
Franklin Lakes, NJ 07417                  2,000

Santa Fe Financial
2121 Avenue of the Stars
#2020
Los Angeles, CA 90067                    16,000

Tamar Valenta
2121 Avenue of the Stars
#2020
Los Angeles, CA  90067                    4,000

Intergroup Corporation
2121 Avenue of the Stars
#2020
Los Angeles, CA  90067                    8,000

John Winfield IRA
2121 Avenue of the Stars
#2020
Los Angeles, CA  90067                    8,000

Portsmouth Square, Inc.
2121 Avenue of the Stars
#2020
Los Angeles, CA  90067                    8,000

Charles Brand
175 Boundary Road
Colts Neck, NJ 07722                      8,000

Thomas & Elizabeth Reisdorf
418 Garden Drive
Batavia, NY 14020                         1,600

Vandergrift Fwd Co., Inc.
1 Evertrust Plaza
Jersey City, NJ 07302                     1,200

Eugene Szczepanski
35 Highland Avenue
Worthington, OH 43085                     2,000

Stephen Radocchia
100 San Rico Drive
Manchester, CT 06050                        800

Latin Video, Inc.
100 Merrick Parkway, #103E
Rockville Center, NY 11570                8,000

Thomas DeFazio
750 Lexington Avenue
New York, NY 10022                          800

Horst Gruter
Informationsbuero-Thieme
c/o Ingo Soriano-Eupen
Friesenplatz 5
D-50672 Cologne
Germany                                   8,000

William Bolt
Thieme Consultants
1370 Avenue of the Americas
31st Floor
New York, NY 10019                          800

Arthur & Marie Sterling
3000 Northern Moor Tr.
Long Beach, IN  46360                     6,400


Russell Redgate
Taglich Brothers, D'Amadeo
Wagner & Co., Inc.
100 Wall Street
New York, NY  10005                          96


Total ____________                    2,101,145